The Board of Directors
EffJohn International B.V.:

We consent to the use of our report dated May 7, 1996 of S/S Enchanted Seas and S/S Enchanted Isle (operating units of EffJohn International B.V.), incorporated herein by reference, on Amendment No. 2 to Registration Statement on Form S-3 of Commodore Holdings Limited and to the reference to our firm under the heading "Experts" in the prospectus.

                                                     /S/ KPMG PEAT MARWICK LLP
                                                     ---------------------------
                                                     KPMG Peat Marwick LLP

Fort Lauderdale, Florida
April 24, 1998